UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 18, 1997
                Date of Report (Date of earliest event reported)


                            COVOL TECHNOLOGIES, INC.
             (Exact Name of Registrant as specified in its charter)


        Delaware                   0-27803                     87-0547337
(State or other juris-           (Commission File             (IRS Employer
diction of incorporation)            Number)                Identification No.)



                  3280 North Frontage Road
                    Lehi, Utah,                            84043
                  (Address of principal                  (Zip Code)
                  executive offices)




                                 (801) 768-4481
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

         Private Placement of Preferred Stock and Warrants

         As of September 18, 1997, and in reliance on Section 4(2) and Regulation D ("Regulation D") of the Securities Act of 1933, as amended, Covol Technologies, Inc. (the "Company") privately sold 104,294 Units to three "accredited investors" as that term is defined under Rule 501 of Regulation D, for an aggregate purchase price of approximately $2,200,000. Each Unit consisted of (i) three shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), and (ii) a warrant to acquire one share of Company common stock, par value $.001 per share (the "Common Stock") at a price of $8.00 per share. The purchase price for each Unit was $21.00. The Warrant is exercisable at any time on or before September 30, 1999.

         The Preferred Stock sold as part of a Unit was issued pursuant to the terms of a Certificate of Designation filed with the Delaware Secretary of State (the "Certificate of Designation"), a copy of which is included as an Exhibit to this report. Under the Certificate of Designation, the Preferred Stock (i) accrues dividends on a daily basis at a rate equal to the 2-year treasury bond rate plus one and one-half percent (initially 7.29% per annum but subject to a one-time adjustment on March 18, 1998) on the liquidation value ($7.00) of each share from the date of issuance until paid or converted (with no compounding of dividends being authorized) payable semi-annually in the discretion of the Company, (ii) is redeemable by the Company at any time after 30 days' written notice, (iii) has no voting rights unless specifically authorized by the Delaware General Corporate Law, (iv) is convertible by the Company at any time after September 30, 1998. The Units were privately placed pursuant to Subscription Agreements between the Company and the accredited investors.

         In connection with the sale of the Series B Preferred Stock, the Company issued as a finders fee to two accredited investors warrants to acquire an aggregate of 62,576 shares of the Company's Common Stock at a price of $8.00 per share at any time prior to September 30, 1999. Statements related to the foregoing offering are neither offers to sell nor solicitations of offers to buy.

         Private Placement of Common Stock and Warrants

         As of September 30, 1997, the Company accepted subscriptions for the purchase of 100,000 Units pursuant to a Confidential Private Placement Memorandum, dated August 28, 1997 (the "Memorandum"), at a price of $35.00 per Unit with an aggregate purchase price of $3,500,000. Each Unit consisted of five
(5) shares of Common Stock of the Company together with a warrant to purchase one (1) additional share. The exercise price of the warrant is $8.00 per share and the warrant must be exercised by April 30, 1998. Pursuant to the terms of

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the  Memorandum,  the Company has granted to purchasers  of the Units  piggyback registration rights on the shares of Common Stock underlying the Units and the shares of Common Stock which have or may become issuable from the exercise of the warrant.

         Effective as of September 30, 1997, the Company also conditionally accepted additional subscriptions for $600,000 pursuant to the Memorandum (the "Conditional Subscriptions"). Because the Conditional Subscriptions result in a total offering of approximately 117,143 Units at an aggregate purchase price of approximately $4,100,000, the Conditional Subscriptions are subject to the appropriate approval by the prior purchasers under the Memorandum to an increase in the maximum offering amount under the Memorandum from 100,000 Units (at an aggregate purchase price of $3,500,000) to approximately 117,143 Units (at an aggregate offering price of approximately $4,100,000). If the appropriate approvals are not obtained, the Conditional Subscriptions will be rejected and the offering under the Memorandum will remain closed with respect to the subscriptions for $3,500,000 already received and accepted by the Company effective as of September 30, 1997. If the appropriate approvals are obtained, the Conditional Subscriptions will be closed separately from the prior subscriptions as soon as practical after the approval is obtained.

         In connection with the sale of the Units under the Memorandum, the Company has agreed to issue to three accredited investors finder fees in the form of warrants to acquire an aggregate of up to 166,667 shares of the Company's Common Stock (up to 195,241 shares if the Conditional Subscriptions are approved), at a purchase price of $8.00 per share at any time prior to October 31, 1999. Statements related to the foregoing offering are neither offers to sell nor solicitations of offers to buy.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  Listed below are the exhibits  furnished  in  accordance  with
                  Item 601 of Regulation S-K.

                  3.1.3 Certificate of Designation, Number, Voting Powers, Preferences and Rights of the Company's Series B Convertible Preferred Stock

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     COVOL TECHNOLOGIES, INC.
                                                           (Registrant)


                                                     /s/ Stanley M. Kimball
                                                     -------------------------
Date:  October 27, 1997                      By:     Stanley M. Kimball
                                             Title:  Chief Financial Officer